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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Harmonic Inc. of our report dated January 20, 1999, except as to Note 14, which is as of March 15, 1999, and Note 5, which is as of October 14, 1999, relating to the financial statements appearing in Harmonic Inc.'s Annual Report on Form 10-K/3A for the year ended December 31, 1998. We also consent to the references to us under headings "Experts" and "Historical Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

March 21, 2000